UNITED STATES COMMODITY FUNDS LLC
General Partner of the United States 12 Month Natural Gas Fund, LP

March 29, 2019

Dear United States 12 Month Natural Gas Fund, LP Investor,

Enclosed with this letter is your copy of the 2018 financial statements for the United States 12 Month Natural Gas Fund, LP (ticker symbol “UNL”). We have mailed this statement to all investors in UNL who held shares as of December 31, 2018 to satisfy our annual reporting requirement under federal commodities laws. In addition, we have enclosed a copy of the current United States Commodity Funds LLC (“USCF”) Privacy Policy applicable to UNL. Additional information concerning UNL’s 2018 results may be found by referring to UNL’s Annual Report on Form 10-K (the “Form 10-K”), which has been filed with the U.S. Securities and Exchange Commission (the “SEC”). You may obtain a copy of the Form 10-K by going to the SEC’s website at www.sec.gov, or by going to USCF’s website at www.uscfinvestments.com. You may also call USCF at 1-800-920-0259 to speak to a representative and request additional material, including a current UNL Prospectus.

USCF is the general partner of UNL. USCF is also the general partner or sponsor and operator of several other commodity-based exchange-traded funds. These other funds are referred to in the attached financial statements and include:

United States Oil Fund, LP	(ticker symbol: USO)	United States Commodity Index Fund	(ticker symbol: USCI)
United States Natural Gas Fund, LP	(ticker symbol: UNG)	United States Copper Index Fund	(ticker symbol: CPER)
United States 12 Month Oil Fund, LP	(ticker symbol: USL)	United States 3x Oil Fund	(ticker symbol: USOU)
United States Gasoline Fund, LP	(ticker symbol: UGA)	United States 3x Short Oil Fund	(ticker symbol: USOD)
United States Brent Oil Fund, LP	(ticker symbol: BNO)

Information about these other funds is contained within the Form 10-K as well as in the current UNL Prospectus. Investors in UNL who wish to receive additional information about these other funds may do so by going to the USCF website at www.uscfinvestments.com.

You may also call USCF at 1-800-920-0259 to request additional information.

Thank you for your continued interest in UNL.

Regards,

/s/ John P. Love
John P. Love
President and Chief Executive Officer
United States Commodity Funds LLC

*This letter is not an offer to buy or sell securities. Investment in UNL or any other funds should be made only after reading such fund’s prospectus. Please consult the relevant prospectus for a description of the risks and expenses involved in any such investment.

PRIVACY POLICY
UNITED STATES COMMODITY FUNDS LLC

Introduction

This document sets forth the Privacy Policy, adopted on December 6, 2008, as amended from time to time and most recently amended on June 23, 2017 of (i) the United States Commodity Funds LLC (the “Company”) (ii) each of the statutory trust for which the Company serves as sponsor, the United States Commodity Index Funds Trust (the “Index Funds Trust”) and the USCF Funds Trust (together with the Index Funds Trust, the “Trusts”), and (iii) each of the funds for which the Company serves as the general partner or as sponsor as set forth in Appendix A, which may be amended from time to time (each a “Fund” and together, the “Funds”), relating to the collection, maintenance and use of nonpublic personal information about the Funds’ investors, as required under federal legislation. The Company is a commodity pool operator registered with the Commodity Futures Trading Commission. This Privacy Policy covers the nonpublic personal information of investors who are individuals and who obtain financial products or services primarily for personal, family or household purposes.

Collection of Investor Information

In the course of doing business with Fund shareholders, the Company and the Trusts may collect or have access to nonpublic personal information about Fund shareholders. Shares of the Funds are registered in the name of Cede & Co., as nominee for the Depository Trust Company. However, the Company may collect or have access to personal information about Fund investors for certain purposes relating to the operation of the Funds, including for the distribution of certain required tax reports to investors. This information may include information received from investors and information about investors’ holdings and transactions in shares of the Funds.

“Nonpublic personal information” is personally identifiable financial information about Fund shareholders. For example, it includes Fund shareholders’ social security numbers, account balances, bank account information and investors’ holdings and transactions in shares of the Funds.

The Company, the Trusts and the Funds may collect this information from the following sources:

•	Information about shareholder transactions with us and our service providers, or others;
•	Information we receive from consumer reporting agencies (including credit bureaus);
•	Information we may receive from shareholders.

Disclosure of Nonpublic Personal Information

The Company, the Trusts and the Funds does not sell or rent investor information of the Funds. The Company, the Trusts and the Funds only disclose nonpublic personal information collected about Fund investors as permitted by law. For example, the Company, the Trusts and the Funds may disclose nonpublic personal information about Fund investors:

•	To companies that act as service providers in connection with the administration and servicing of the Funds, which may include attorneys, accountants, auditors and other professionals; maintain shareholder accounts, and in connection with the servicing or processing of transactions of the Trusts or the Funds.
•	To government entities, in response to subpoenas, court orders, judicial process or to comply with laws or regulations;
•	To protect against fraud, unauthorized transactions (such as money laundering), claims or other liabilities, or to collect unpaid debts; and
•	When shareholders direct us to do so or consent to the disclosure, including authorization to disclose such information to persons acting in a fiduciary or representative capacity on behalf of the investor.

Fund investors have no right to opt out of the disclosure by the Company, the Trusts or the Funds of non-public personal information under the circumstances described above.

Protection of Investor Information

The Company, the Trusts and the Funds holds Fund investor information in the strictest confidence. Accordingly, the Company’s policy is to require that all employees, financial professionals and companies providing services on its behalf keep client information confidential. In addition, access to nonpublic personal information about shareholders is limited to our employees and in some cases to third parties (for example, the service providers described above) as permitted by law.

The Company, the Trusts and the Funds maintains safeguards that comply with federal standards to protect investor information. The Company restricts access to the personal and account information of investors to those employees who need to know that information in the course of their job responsibilities. Third parties with whom the Company, the Trusts and the Funds share Fund investor information must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such information physically, electronically and procedurally.

The privacy policy of the Company, the Trusts and the Funds applies to both current and former Fund investors. The Company, the Trusts and the Funds will only disclose nonpublic personal information about a former investor to the same extent as for a current Fund investor.

Changes to Privacy Policy

The Company, the Trusts and the Funds may make changes to this privacy policy in the future. The Company, the Trusts and the Funds will not make any change affecting Fund investors without first sending investors a revised privacy policy describing the change. In any case, the Company, the Trusts and the Funds will send Fund investors a current privacy policy at least once a year as long as they continue to be Fund investors.

APPENDIX A

UNITED STATES COMMODITY FUNDS LLC,

GENERAL PARTNER OF

UNITED STATES OIL FUND, LP

UNITED STATES NATURAL GAS FUND, LP

UNITED STATES 12 MONTH OIL FUND, LP

UNITED STATES GASOLINE FUND, LP

UNITED STATES 12 MONTH NATURAL GAS FUND, LP

UNITED STATES BRENT OIL FUND, LP

AND

SPONSOR OF

UNITED STATES COMMODITY INDEX FUND

UNITED STATES COPPER INDEX FUND

EACH A SERIES OF

UNITED STATES COMMODITY INDEX FUNDS TRUST

AND

SPONSOR OF

UNITED STATES 3X OIL FUND

UNITED STATES 3X SHORT OIL FUND

EACH A SERIES OF

USCF FUNDS TRUST

UNITED STATES COMMODITY FUNDS LLC
UNITED STATES COMMODITY FUNDS TRUST
USCF FUNDS TRUST
EACH OF THE FUNDS FOR WHICH THE COMPANY SERVES AS GENERAL PARTNER OR SPONSOR

Privacy Notice

FACTS	WHAT DO UNITED STATES COMMODITY FUNDS LLC (THE “COMPANY”), THE UNITED STATES COMMODITY FUNDS TRUST AND THE USCF FUNDS TRUST (EACH A “TRUST” AND TOGETHER, THE “TRUSTS”) AND EACH OF THE FUNDS FOR WHICH THE COMPANY SERVES AS GENERAL PARTNER OR SPONSOR (EACH A “FUND” AND TOGETHER, THE “FUNDS”) DO WITH PERSONAL INFORMATION?
Why?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.
What?

The types of personal information we collect and share depend on the product or service you have with us. This information can include:

•    Social Security number

•    account balances

•    account transactions

•    transaction history

•    wire transfer instructions

•    checking account information

When you are no longer our customer, we continue to share your information as described in this notice.

How?	All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons the Company and the Trusts choose to share; and whether you can limit this sharing.

Reasons we can share your personal information	Do we share?	Can you limit this sharing?
For our everyday business purposes - such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes - to offer our products and services to you	No	We don’t share
For joint marketing with other financial companies	No	We don’t share
For our affiliates’ everyday business purposes - information about your transactions and experiences	Yes	No
For our affiliates’ everyday business purposes - information about your creditworthiness	No	We don’t share
For our affiliates to market to you	No	We don’t share
For non-affiliates to market to you	No	We don’t share
Questions? Call 1-510-522-9600 or go to www.uscfinvestments.com

UNITED STATES COMMODITY FUNDS LLC UNITED STATES COMMODITY FUNDS TRUST USCF FUNDS TRUST EACH OF THE FUNDS FOR WHICH THE COMPANY SERVES AS GENERAL PARTNER OR SPONSOR Privacy Notice
What we do
How do the Company, the Trusts and the Funds protect my personal information?	To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.
How do the Company, the Trusts and the Funds collect my personal information?

We collect your personal information, for example, when you

■    open an account

■    provide account information

■    give us your contact information

■    make a wire transfer

■    tell us where to send the money

We also collect your information from others, such as credit bureaus, affiliates, or other companies.

Why can’t I limit all sharing?

Federal law gives you the right to limit only

■    sharing for affiliates’ everyday business purposes - information about your creditworthiness

■    affiliates from using your information to market to you

■    sharing for non-affiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

Definitions
Affiliates

Companies related by common ownership or control. They can be financial and non-financial companies.

■ Our affiliates include companies which are subsidiaries of Wainwright Holdings, Inc., such as USCF Advisers LLC.

Non-affiliates

Companies not related by common ownership or control. They can be financial and non-financial companies.

■ The Company, the Trusts and the Funds do not share with non-affiliates so they can market to you.

Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. ■ The Company, the Trusts and the Funds do not conduct joint marketing.

UNITED STATES 12 MONTH NATURAL GAS FUND, LP
A Delaware Limited Partnership

FINANCIAL STATEMENTS

For the years ended December 31, 2018, 2017 and 2016

AFFIRMATION OF THE COMMODITY POOL OPERATOR

To the Shareholders of the United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in this Annual Report for the years ended December 31, 2018, 2017 and 2016 is accurate and complete.

By United States Commodity Funds LLC, as General Partner of United States 12 Month Natural Gas Fund, LP

By:	/s/ John P. Love
John P. Love
President & Chief Executive Officer of United States Commodity Funds LLC

SPICER JEFFRIES LLP
Certified Public Accountants
4601 DTC BOULEVARD • SUITE 700
DENVER, COLORADO 80237
TELEPHONE: (303) 753-1959
FAX: (303) 753-0338
www.spicerjeffries.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of

United States 12 Month Natural Gas Fund, LP

Opinions on the Financial Statements

We have audited the accompanying statements of financial condition of United States 12 Month Natural Gas Fund, LP (the “Fund”) as of December 31, 2018 and 2017, including the schedule of investments as of December 31, 2018 and 2017, the related statements of operations, changes in partners’ capital and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States 12 Month Natural Gas Fund, LP as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

The Fund’s management is responsible for these financial statements. Our responsibility is to express an opinion on the Fund’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits of the financial statements included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinions.

We have served as the Fund’s auditor since 2008.

Denver, Colorado

March 26, 2019

United States 12 Month Natural Gas Fund, LP
Statements of Financial Condition
At December 31, 2018 and 2017

	December 31, 2018	December 31, 2017
Assets
Cash and cash equivalents (at cost $5,167,367 and $7,217,601, respectively) (Notes 2 and 5)	$5,167,367	$7,217,601
Equity in trading accounts:
Cash and cash equivalents (at cost $596,555 and $1,701,275, respectively)	596,555	1,701,275
Unrealized gain (loss) on open commodity futures contracts	(46,103)	(568,922)
Receivable from General Partner (Note 3)	59,956	61,713
Dividends receivable	2,579	2,319
Interest receivable	289	88
Directors’ fees and insurance receivable	—	66
Other assets	216	—

Total assets	$5,780,859	$8,414,140

Liabilities and Partners’ Capital
Payable due to Broker	$81,581	$—
General Partner management fees payable (Note 3)	3,709	5,493
Professional fees payable	51,486	72,695
Brokerage commissions payable	571	1,181
Directors’ fees and insurance payable	641	—
License fees payable	—	331

Total liabilities	137,988	79,700

Commitments and Contingencies (Notes 3, 4 and 5)

Partners’ Capital
General Partner	—	—
Limited Partners	5,642,871	8,334,440
Total Partners’ Capital	5,642,871	8,334,440

Total liabilities and partners’ capital	$5,780,859	$8,414,140

Limited Partners’ shares outstanding	550,000	900,000
Net asset value per share	$10.26	$9.26
Market value per share	$10.33	$9.18

See accompanying notes to financial statements.

United States 12 Month Natural Gas Fund, LP Schedule of Investments At December 31, 2018

	Notional Amount	Number of Contracts	Value/ Unrealized Gain (Loss) on Open Commodity Contracts	% of Partners’ Capital
Open Futures Contracts - Long
United States Contracts
NYMEX Natural Gas Futures NG February 2019 contracts, expiring January 2019	$520,650	16	$(50,250)	(0.89)
NYMEX Natural Gas Futures NG March 2019 contracts, expiring February 2019	520,524	17	(35,854)	(0.63)
NYMEX Natural Gas Futures NG April 2019 contracts, expiring March 2019	462,954	17	(6,844)	(0.12)
NYMEX Natural Gas Futures NG May 2019 contracts, expiring April 2019	450,609	17	3,631	0.07
NYMEX Natural Gas Futures NG June 2019 contracts, expiring May 2019	413,663	16	21,057	0.37
NYMEX Natural Gas Futures NG July 2019 contracts, expiring June 2019	458,258	17	10,942	0.19
NYMEX Natural Gas Futures NG August 2019 contracts, expiring July 2019	451,616	17	17,074	0.30
NYMEX Natural Gas Futures NG September 2019 contracts, expiring August 2019	462,462	17	788	0.01
NYMEX Natural Gas Futures NG October 2019 contracts, expiring September 2019	427,220	16	13,100	0.23
NYMEX Natural Gas Futures NG November 2019 contracts, expiring October 2019	480,253	17	(4,423)	(0.08)
NYMEX Natural Gas Futures NG December 2019 contracts, expiring November 2019	501,461	17	(641)	(0.01)
NYMEX Natural Gas Futures NG January 2020 contracts, expiring December 2019	535,393	17	(14,683)	(0.26)
Total Open Futures Contracts*	$5,685,063	201	$(46,103)	(0.82)

United States 12 Month Natural Gas Fund, LP Schedule of Investments (Continued) At December 31, 2018

	Principal Amount	Market Value	% of Partners’ Capital
Cash Equivalents
United States Treasury Obligations
U.S. Treasury Bills:
2.10%, 1/03/2019	$200,000	$199,977	3.54
2.10%, 1/10/2019	200,000	199,896	3.54
2.13%, 1/17/2019	200,000	199,812	3.54
2.15%, 1/24/2019	200,000	199,729	3.54
2.18%, 1/31/2019	200,000	199,641	3.54
2.20%, 2/07/2019	200,000	199,553	3.54
2.19%, 2/14/2019	200,000	199,470	3.54
2.20%, 2/21/2019	200,000	199,382	3.53
2.24%, 2/28/2019	100,000	99,643	1.77
2.38%, 3/07/2019	100,000	99,575	1.77
2.28%, 3/14/2019	100,000	99,549	1.76
2.33%, 3/21/2019	100,000	99,495	1.76
2.34%, 3/28/2019	200,000	198,896	3.53
2.37%, 4/04/2019	100,000	99,394	1.76
2.41%, 4/11/2019	100,000	99,338	1.76
2.42%, 4/18/2019	100,000	99,288	1.76
2.43%, 4/25/2019	100,000	99,240	1.76
2.46%, 5/02/2019	100,000	99,185	1.76
2.47%, 5/09/2019	200,000	198,268	3.51
2.48%, 5/16/2019	100,000	99,081	1.76
2.50%, 5/23/2019	200,000	198,055	3.51
2.49%, 5/30/2019	100,000	98,983	1.75
2.51%, 6/06/2019	200,000	197,855	3.51
2.51%, 6/13/2019	200,000	197,754	3.50
2.49%, 6/20/2019	200,000	197,677	3.50
2.49%, 6/27/2019	100,000	98,791	1.75
Total Treasury Obligations		3,977,527	70.49

United States - Money Market Funds
Goldman Sachs Financial Square Funds - Government Fund - Class FS	1,500,000	1,500,000	26.58
Morgan Stanley Institutional Liquidity Funds - Government Portfolio	100,000	100,000	1.77
Total Money Market Funds		1,600,000	28.35
Total Cash Equivalents		$5,577,527	98.84

*	Collateral amounted to $596,555 on open futures contracts.

See accompanying notes to financial statements.

United States 12 Month Natural Gas Fund, LP Schedule of Investments At December 31, 2017

	Notional Amount	Number of Contracts	Value/ Unrealized Gain (Loss) on Open Commodity Contracts	% of Partners’ Capital
Open Futures Contracts - Long
United States Contracts
NYMEX Natural Gas Futures NG February 2018 contracts, expiring January 2018	$872,763	24	$(164,043)	(1.97)
NYMEX Natural Gas Futures NG March 2018 contracts, expiring February 2018	832,869	24	(135,429)	(1.63)
NYMEX Natural Gas Futures NG April 2018 contracts, expiring March 2018	715,113	25	(27,863)	(0.33)
NYMEX Natural Gas Futures NG May 2018 contracts, expiring April 2018	685,247	24	(27,407)	(0.33)
NYMEX Natural Gas Futures NG June 2018 contracts, expiring May 2018	731,645	25	(38,395)	(0.46)
NYMEX Natural Gas Futures NG July 2018 contracts, expiring June 2018	692,833	24	(19,873)	(0.24)
NYMEX Natural Gas Futures NG August 2018 contracts, expiring July 2018	722,063	25	(20,313)	(0.24)
NYMEX Natural Gas Futures NG September 2018 contracts, expiring August 2018	693,242	24	(23,882)	(0.29)
NYMEX Natural Gas Futures NG October 2018 contracts, expiring September 2018	712,475	24	(37,595)	(0.45)
NYMEX Natural Gas Futures NG November 2018 contracts, expiring November 2018	762,732	25	(45,982)	(0.55)
NYMEX Natural Gas Futures NG December 2018 contracts, expiring November 2018	762,850	24	(43,570)	(0.52)
NYMEX Natural Gas Futures NG January 2019 contracts, expiring December 2018	724,010	24	15,430	0.18
Total Open Futures Contracts*	$8,907,842	292	$(568,922)	(6.83)

United States 12 Month Natural Gas Fund, LP Schedule of Investments (Continued) At December 31, 2017
	Principal Amount	Market Value	% of Partners’ Capital
Cash Equivalents
United States Treasury Obligations
U.S. Treasury Bills:
1.12%, 1/04/2018	$200,000	$199,981	2.40
1.11%, 1/11/2018	300,000	299,908	3.60
1.10%, 1/18/2018	300,000	299,846	3.60
1.12%, 1/25/2018	300,000	299,777	3.60
1.12%, 2/01/2018	200,000	199,808	2.40
1.13%, 2/08/2018	200,000	199,763	2.40
1.12%, 2/15/2018	200,000	199,723	2.40
1.10%, 2/22/2018	200,000	199,685	2.40
1.09%, 3/01/2018	100,000	99,822	1.20
1.14%, 3/08/2018	200,000	199,585	2.39
1.14%, 3/15/2018	200,000	199,542	2.39
1.16%, 3/22/2018	200,000	199,489	2.39
1.17%, 3/29/2018	200,000	199,439	2.39
1.19%, 4/05/2018	200,000	199,381	2.39
1.22%, 4/12/2018	100,000	99,659	1.19
1.23%, 4/19/2018	200,000	199,270	2.39
1.25%, 4/26/2018	200,000	199,208	2.39
1.27%, 5/03/2018	100,000	99,573	1.19
1.32%, 5/10/2018	200,000	199,061	2.39
1.37%, 5/17/2018	200,000	198,974	2.39
1.43%, 5/24/2018	200,000	198,876	2.39
1.43%, 5/31/2018	100,000	99,408	1.19
1.45%, 6/07/2018	300,000	298,116	3.58
1.46%, 6/14/2018	200,000	198,683	2.38
1.49%, 6/21/2018	200,000	198,594	2.38
1.50%, 6/28/2018	200,000	198,527	2.38
Total Treasury Obligations		5,183,698	62.19

United States - Money Market Funds
Fidelity Investments Money Market Funds - Government Portfolio	1,000,000	1,000,000	12.00
Goldman Sachs Financial Square Funds - Government Fund - Class FS	1,000,000	1,000,000	12.00
Morgan Stanley Institutional Liquidity Funds - Government Portfolio	500,000	500,000	6.00
Total Money Market Funds		2,500,000	30.00
Total Cash Equivalents		$7,683,698	92.19

* Collateral amounted to $1,701,275 on open futures contracts.

See accompanying notes to financial statements.

United States 12 Month Natural Gas Fund, LP
Statements of Operations
For the years ended December 31, 2018, 2017 and 2016

	Year ended December 31, 2018	Year ended December 31, 2017	Year ended December 31, 2016
Income
Gain (loss) on trading of commodity futures contracts:
Realized gain (loss) on closed futures contracts	$(11,739)	$229,715	$(2,271,270)
Change in unrealized gain (loss) on open futures contracts	522,819	(3,364,926)	5,217,980
Dividend income	24,807	27,445	10,786
Interest income*	86,283	53,398	32,944
ETF transaction fees	2,800	2,450	1,750

Total income (loss)	624,970	(3,051,918)	2,992,190

Expenses
General Partner management fees (Note 3)	48,189	78,805	102,306
Professional fees	65,849	71,759	114,167
Brokerage commissions	1,334	2,209	3,451
Directors’ fees and insurance	1,447	1,929	2,888
License fees	964	1,576	2,046

Total expenses	117,783	156,278	224,858

Expense waiver (Note 3)	(59,956)	(61,713)	(102,092)

Net expenses	57,827	94,565	122,766

Net income (loss)	$567,143	$(3,146,483)	$2,869,424
Net income (loss) per limited partnership share	$1.00	$(2.49)	$2.03
Net income (loss) per weighted average limited partnership share	$0.84	$(3.06)	$2.07
Weighted average limited partnership shares outstanding	671,507	1,027,534	1,387,568

* Interest income does not exceed paid in kind of 5%.

See accompanying notes to financial statements.

United States 12 Month Natural Gas Fund, LP
Statements of Changes in Partners’ Capital
For the years ended December 31, 2018, 2017 and 2016

	General Partner	Limited Partners	Total

Balances, at December 31, 2015	$—	$13,125,103	$13,125,103
Addition of 150,000 partnership shares	—	1,418,858	1,418,858
Redemption of 100,000 partnership shares	—	(967,707)	(967,707)
Net income (loss)	—	2,869,424	2,869,424

Balances, at December 31, 2016	—	16,445,678	16,445,678
Addition of 100,000 partnership shares	—	1,021,619	1,021,619
Redemption of 600,000 partnership shares	—	(5,986,374)	(5,986,374)
Net income (loss)	—	(3,146,483)	(3,146,483)

Balances, at December 31, 2017	—	8,334,440	8,334,440
Addition of 50,000 partnership shares	—	584,722	584,722
Redemption of 400,000 partnership shares	—	(3,843,434)	(3,843,434)
Net income (loss)	—	567,143	567,143

Balances, at December 31, 2018	$—	$5,642,871	$5,642,871

Net Asset Value Per Share:
At December 31, 2015			$9.72
At December 31, 2016			$11.75
At December 31, 2017			$9.26
At December 31, 2018			$10.26

See accompanying notes to financial statements.

United States 12 Month Natural Gas Fund, LP
Statements of Cash Flows
For the years ended December 31, 2018, 2017 and 2016

	Year ended December 31, 2018	Year ended December 31, 2017	Year ended December 31, 2016
Cash Flows from Operating Activities:
Net income (loss)	$567,143	$(3,146,483)	$2,869,424
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Unrealized (gain) loss on open futures contracts	(522,819)	3,364,926	(5,217,980)
(Increase) decrease in receivable from General Partner	1,757	40,379	(12,970)
(Increase) decrease in dividends receivable	(260)	(831)	(1,337)
(Increase) decrease in interest receivable	(201)	(88)	—
(Increase) decrease in directors’ fees and insurance receivable	66	(66)	1,197
(Increase) decrease in ETF transaction fees receivable	—	350	(350)
(Increase) decrease in other assets	(216)	—	—
Increase (decrease) in payable due to Broker	81,581	(2,099,689)	2,099,689
Increase (decrease) in General Partner management fees payable	(1,784)	(4,944)	2,510
Increase (decrease) in professional fees payable	(21,209)	(29,606)	27,360
Increase (decrease) in brokerage commissions payable	(610)	(620)	—
Increase (decrease) in directors’ fees and insurance payable	641	(106)	106
Increase (decrease) in license fees payable	(331)	(413)	(84)
Net cash provided by (used in) operating activities	103,758	(1,877,191)	(232,435)

Cash Flows from Financing Activities:
Addition of partnership shares	584,722	1,021,619	1,418,858
Redemption of partnership shares	(3,843,434)	(5,986,374)	(967,707)
Net cash provided by (used in) financing activities	(3,258,712)	(4,964,755)	451,151

Net Increase (Decrease) in Cash and Cash Equivalents	(3,154,954)	(6,841,946)	218,716

Total Cash, Cash Equivalents and Equity in Trading Accounts, beginning of year	8,918,876	15,760,822	15,542,106
Total Cash, Cash Equivalents and Equity in Trading Accounts, end of year	$5,763,922	$8,918,876	$15,760,822

Components of Cash and Cash Equivalents:
Cash and Cash Equivalents	$5,167,367	$7,217,601	$15,061,018
Equity in Trading Accounts:
Cash and Cash Equivalents	596,555	1,701,275	699,804
Total Cash, Cash Equivalents and Equity in Trading Accounts	$5,763,922	$8,918,876	$15,760,822

See accompanying notes to financial statements.

United States 12 Month Natural Gas Fund, LP

Notes to Financial Statements

For the years ended December 31, 2018, 2017 and 2016

NOTE 1 — ORGANIZATION AND BUSINESS

The United States 12 Month Natural Gas Fund, LP (“UNL”) was organized as a limited partnership under the laws of the state of Delaware on June 27, 2007. UNL is a commodity pool that issues limited partnership shares (“shares”) that may be purchased and sold on the NYSE Arca, Inc. (the “NYSE Arca”). UNL will continue in perpetuity, unless terminated sooner upon the occurrence of one or more events as described in its Third Amended and Restated Agreement of Limited Partnership dated as of December 15, 2017 (the “LP Agreement”). The investment objective of UNL is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the spot price of natural gas delivered at the Henry Hub, Louisiana, as measured by the daily changes in the average of the prices of 12 futures contracts for natural gas traded on the New York Mercantile Exchange (the “NYMEX”), consisting of the near month contract to expire and the contracts for the following 11 months for a total of 12 consecutive months’ contracts, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contracts that is the next month contract to expire and the contracts for the following 11 consecutive months (the “Benchmark Futures Contracts”), less UNL’s expenses.

UNL’s investment objective is not for its NAV or market price of shares to equal, in dollar terms, the spot price of natural gas or any particular futures contract based on natural gas, nor is UNL’s investment objective for the percentage change in its NAV to reflect the percentage change of the price of any particular futures contract as measured over a time period greater than one day.

United States Commodity Funds LLC (“USCF”), the general partner of UNL, believes that it is not practical to manage the portfolio to achieve such an investment goal when investing in Futures Contracts (as defined below) and Other Natural Gas-Related Investments (as defined below). UNL accomplishes its objective through investments in futures contracts for natural gas, crude oil, diesel-heating oil, gasoline and other petroleum-based fuels that are traded on the NYMEX, ICE Futures or other U.S. and foreign exchanges (collectively, “Futures Contracts”) and other natural gas-related investments such as cash-settled options on Futures Contracts, forward contracts for natural gas, cleared swap contracts and over-the-counter (“OTC”) transactions that are based on the price of natural gas, crude oil and other petroleum-based fuels, Futures Contracts and indices based on the foregoing (collectively, “Other Natural Gas-Related Investments”). As of December 31, 2018, UNL held 201 Futures Contracts for natural gas traded on the NYMEX and did not hold any Futures Contracts traded on ICE Futures US.

UNL commenced investment operations on November 18, 2009 and has a fiscal year ending on December 31. USCF is responsible for the management of UNL. USCF is a member of the National Futures Association (the “NFA”) and became registered as a commodity pool operator with the Commodity Futures Trading Commission (the “CFTC”) effective December 1, 2005 and a swaps firm on August 8, 2013. USCF is also the general partner of the United States Oil Fund, LP (“USO”), the United States Natural Gas Fund, LP (“UNG”), the United States 12 Month Oil Fund, LP (“USL”), the United States Gasoline Fund, LP (“UGA”) and the United States Diesel-Heating Oil Fund, LP (“UHN”), which listed their limited partnership shares on the American Stock Exchange (the “AMEX”) under the ticker symbols “USO” on April 10, 2006, “UNG” on April 18, 2007, “USL” on December 6, 2007, “UGA” on February 26, 2008 and “UHN” on April 9, 2008, respectively. As a result of the acquisition of the AMEX by NYSE Euronext, each of USO’s, UNG’s, USL’s, UGA’s and UHN’s shares commenced trading on the NYSE Arca on November 25, 2008. USCF is also the general partner of the United States Short Oil Fund, LP (“DNO”) and the United States Brent Oil Fund, LP (“BNO”), which listed their limited partnership shares on the NYSE Arca under the ticker symbols “DNO” on September 24, 2009 and “BNO” on June 2, 2010, respectively. USCF is also the sponsor of the United States Commodity Index Fund (“USCI”), the United States Copper Index Fund (“CPER”), the United States Agriculture Index Fund (“USAG”) and the USCF Canadian Crude Oil Index Fund (“UCCO”), each a series of the United States Commodity Index Funds Trust. USCI, CPER and USAG listed their shares on the NYSE Arca under the ticker symbols “USCI” on August 10, 2010, “CPER” on November 15, 2011 and “USAG” on April 13, 2012, respectively. UCCO was in registration and had not commenced operations. UCCO filed to withdraw from registration on December 19, 2018.

On August 7, 2018, the Board of Directors of USCF authorized and approved the closing and liquidation for each of USAG, DNO and UHN together with a plan of liquidation for each of USAG, DNO and UHN. Each of the United States Commodity Index Funds Trust (“USCIFT”), of which USAG is a series, DNO and UHN filed a current report on Form 8-K dated August 8, 2018 with the SEC that included, as an exhibit, the press release, the applicable plan of liquidation, and, in the case of DNO and UHN, a copy of the notice of required withdrawal from the limited partnership sent to shareholders. In addition, each of USAG, DNO and UHN filed a prospectus supplement with the SEC dated August 8, 2018.

The liquidation date for each of USAG, DNO and UHN was September 12, 2018 and the proceeds of the liquidation were sent to all remaining shareholders of USAG, DNO and UHN, respectively, on or about September 13, 2018, with a subsequent distribution of additional liquidation proceeds sent to UHN shareholders on or about September 18, 2018. Each of USAG, DNO and UHN also filed a post-effective amendment to the registration statement with the SEC to terminate the offering of registered and unsold shares of USAG, DNO and UHN, respectively, and the NYSE Arca filed Forms 25 to effect the withdrawal of the listings for shares of each of USAG, DNO and UHN.

In addition, USCF is the sponsor of the USCF Funds Trust, a Delaware statutory trust, and each of its series, the United States 3x Oil Fund (“USOU”) and the United States 3x Short Oil Fund (“USOD”), which commenced operations on July 20, 2017.

All funds listed previously, other than DNO, UHN and USAG, are referred to collectively herein as the “Related Public Funds.”

UNL issues shares to certain authorized purchasers (“Authorized Participants”) by offering baskets consisting of 50,000 shares (“Creation Baskets”) through ALPS Distributors, Inc., as the marketing agent (the “Marketing Agent”). The purchase price for a Creation Basket is based upon the NAV of a share calculated shortly after the close of the core trading session on the NYSE Arca on the day the order to create the basket is properly received.

In addition, Authorized Participants pay UNL a $350 fee for each order placed to create one or more Creation Baskets or to redeem one or more baskets (“Redemption Baskets”), consisting of 50,000 shares. Shares may be purchased or sold on a nationally recognized securities exchange in smaller increments than a Creation Basket or Redemption Basket. Shares purchased or sold on a nationally recognized securities exchange are not purchased or sold at the per share NAV of UNL but rather at market prices quoted on such exchange.

In November 2009, UNL initially registered 30,000,000 shares on Form S-1 with the U.S. Securities and Exchange Commission (the “SEC”). On November 18, 2009, UNL listed its shares on the NYSE Arca under the ticker symbol “UNL”. On that day, UNL established its initial per share NAV by setting the price at $50.00 and issued 200,000 shares in exchange for $10,000,000. UNL also commenced investment operations on November 18, 2009, by purchasing Futures Contracts traded on the NYMEX based on natural gas. As of December 31, 2018, UNL had registered a total of 30,000,000 shares.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as detailed in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification. UNL is an investment company and follows the accounting and reporting guidance in FASB Topic 946.

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities and related options are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts are reflected in the statements of financial condition and represent the difference between the original contract amount and the market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods are reflected in the statements of operations. UNL earns income on funds held at the custodian or a futures commission merchant (“FCM”) at prevailing market rates earned on such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Income Taxes

UNL is not subject to federal income taxes; each partner reports his/her allocable share of income, gain, loss deductions or credits on his/her own income tax return.

In accordance with U.S. GAAP, UNL is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any tax related appeals or litigation processes, based on the technical merits of the position. UNL files an income tax return in the U.S. federal jurisdiction and may file income tax returns in various U.S. states. UNL is not subject to income tax return examinations by major taxing authorities for years before 2015. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in UNL recording a tax liability that reduces net assets. However, UNL’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analysis of and changes to tax laws, regulations and interpretations thereof. UNL recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of and for the year ended December 31, 2018.

Creations and Redemptions

Authorized Participants may purchase Creation Baskets or redeem Redemption Baskets only in blocks of 50,000 shares at a price equal to the NAV of the shares calculated shortly after the close of the core trading session on the NYSE Arca on the day the order is placed.

UNL receives or pays the proceeds from shares sold or redeemed within two business days after the trade date of the purchase or redemption. The amounts due from Authorized Participants are reflected in UNL’s statements of financial condition as receivable for shares sold and amounts payable to Authorized Participants upon redemption are reflected as payable for shares redeemed.

Authorized Participants pay UNL a transaction fee of $350 for each order placed to create one or more Creation Baskets or to redeem one or more Redemption Baskets.

Partnership Capital and Allocation of Partnership Income and Losses

Profit or loss shall be allocated among the partners of UNL in proportion to the number of shares each partner holds as of the close of each month. USCF may revise, alter or otherwise modify this method of allocation as described in the LP Agreement.

Calculation of Per Share NAV

UNL’s per share NAV is calculated on each NYSE Arca trading day by taking the current market value of its total assets, subtracting any liabilities and dividing that amount by the total number of shares outstanding. UNL uses the closing price for the contracts on the relevant exchange on that day to determine the value of contracts held on such exchange.

Net Income (Loss) Per Share

Net income (loss) per share is the difference between the per share NAV at the beginning of each period and at the end of each period. The weighted average number of shares outstanding was computed for purposes of disclosing net income (loss) per weighted average share. The weighted average shares are equal to the number of shares outstanding at the end of the period, adjusted proportionately for shares added and redeemed based on the amount of time the shares were outstanding during such period. There were no shares held by USCF at December 31, 2018.

Offering Costs

Offering costs incurred in connection with the registration of additional shares after the initial registration of shares are borne by UNL. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated with such offerings. These costs are accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

Cash Equivalents

Cash equivalents include money market funds and overnight deposits or time deposits with original maturity dates of six months or less.

Reclassification

Certain amounts in the accompanying financial statements were reclassified to conform to the current presentation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires USCF to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results may differ from those estimates and assumptions.

NOTE 3 — FEES PAID BY THE FUND AND RELATED PARTY TRANSACTIONS

USCF Management Fee

Under the LP Agreement, USCF is responsible for investing the assets of UNL in accordance with the objectives and policies of UNL. In addition, USCF has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to UNL. For these services, UNL is contractually obligated to pay USCF a fee, which is paid monthly, equal to 0.75% per annum of average daily total net assets.

Ongoing Registration Fees and Other Offering Expenses

UNL pays all costs and expenses associated with the ongoing registration of its shares subsequent to the initial offering. These costs include registration or other fees paid to regulatory agencies in connection with the offer and sale of shares, and all legal, accounting, printing and other expenses associated with such offer and sale. For the years ended December 31, 2018, 2017 and 2016, UNL did not incur registration fees and other offering expenses.

Independent Directors’ and Officers’ Expenses

UNL is responsible for paying its portion of the directors’ and officers’ liability insurance for UNL and the Related Public Funds and the fees and expenses of the independent directors who also serve as audit committee members of UNL and the Related Public Funds. UNL shares the fees and expenses on a pro rata basis with each Related Public Fund, as described above, based on the relative assets of each Related Public Fund computed on a daily basis. These fees and expenses for the year ended December 31, 2018 were $521,689 for UNL and the Related Public Funds. UNL’s portion of such fees and expenses for the year ended December 31, 2018 was $1,447. For the year ended December 31, 2017, these fees and expenses were $536,375 for UNL and the Related Public Funds. UNL’s portion of such fees and expenses for the year ended December 31, 2017 was $1,929. For the year ended December 31, 2016, these fees and expenses were $582,050 for UNL and the Related Public Funds. UNL’s portion of such fees and expenses for the year ended December 31, 2016 was $2,888.

Licensing Fees

As discussed in Note 4 below, UNL entered into a licensing agreement with the NYMEX on December 4, 2007, as amended on October 20, 2011. Pursuant to the agreement, UNL and the Related Public Funds, other than BNO, USCI, CPER, USOU and USOD, pay a licensing fee that is equal to 0.015% on all net assets. During the years ended December 31, 2018, 2017 and 2016, UNL incurred $964, $1,576 and $2,046, respectively, under this arrangement.

Investor Tax Reporting Cost

The fees and expenses associated with UNL’s audit expenses and tax accounting and reporting requirements are paid by UNL. These costs were approximately $65,000 for the year ended December 31, 2018, approximately $72,000 for the year ended December 31, 2017 and approximately $76,000 for the year ended December 31, 2016. Tax reporting costs fluctuate between years due to the number of shareholders during any given year.

Other Expenses and Fees and Expense Waivers

In addition to the fees described above, UNL pays all brokerage fees and other expenses in connection with the operation of UNL, excluding costs and expenses paid by USCF as outlined in Note 4 – Contracts and Agreements below. USCF paid certain expenses on a discretionary basis typically borne by UNL, where expenses exceed 0.15% (15 basis points) of UNL’s NAV, on an annualized basis. USCF has no obligation to continue such payments into subsequent periods. For the year ended December 31, 2018, USCF waived $59,956 of UNL’s expenses. This voluntary expense waiver is in addition to those amounts USCF is contractually obligated to pay as described in Note 4 – Contracts and Agreements.

NOTE 4 — CONTRACTS AND AGREEMENTS

Marketing Agent Agreement

UNL is party to a marketing agent agreement, dated as of October 30, 2009, as amended from time to time, with the Marketing Agent and USCF, whereby the Marketing Agent provides certain marketing services for UNL as outlined in the agreement. The fee of the Marketing Agent, which is borne by USCF, is equal to 0.06% on UNL’s assets up to $3 billion and 0.04% on UNL’s assets in excess of $3 billion. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services exceed 10% of the gross proceeds of UNL’s offering.

The above fee does not include website construction and development, which are also borne by USCF.

Brown Brothers Harriman & Co. Agreements

UNL is also party to a custodian agreement, dated November 3, 2009, as amended from time to time, with Brown Brothers Harriman & Co. (“BBH&Co.”) and USCF, whereby BBH&Co. holds investments on behalf of UNL. USCF pays the fees of the custodian, which are determined by the parties from time to time. In addition, UNL is party to an administrative agency agreement, dated November 3, 2009, as amended from time to time, with USCF and BBH&Co., whereby BBH&Co. acts as the administrative agent, transfer agent and registrar for UNL. USCF also pays the fees of BBH&Co. for its services under such agreement and such fees are determined by the parties from time to time.

Currently, USCF pays BBH&Co. for its services, in the foregoing capacities, a minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to UNL and each of the Related Public Funds, as well as a $20,000 annual fee for its transfer agency services. In addition, USCF pays BBH&Co. an asset-based charge of (a) 0.06% for the first $500 million of the Related Public Funds’ combined net assets, (b) 0.0465% for the Related Public Funds’ combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% once the Related Public Funds’ combined net assets exceed $1 billion. The annual minimum amount will not apply if the asset-based charge for all accounts in the aggregate exceeds $75,000. USCF also pays BBH&Co. transaction fees ranging from $7 to $15 per transaction.

Brokerage and Futures Commission Merchant Agreements

On October 8, 2013, UNL entered into a brokerage agreement with RBC Capital to serve as UNL’s FCM effective October 10, 2013. The agreement with RBC requires it to provide services to UNL in connection with the purchase and sale of natural gas Futures Contracts and Other Natural Gas-Related Investments that may be purchased and sold by or through RBC Capital for UNL’s account. In accordance with the agreement, RBC Capital charges UNL commissions of approximately $7 to $8 per round-turn trade, including applicable exchange, clearing and NFA fees for natural gas Futures Contracts and options on natural gas Futures Contracts. Such fees include those incurred when purchasing natural gas Futures Contracts and options on natural gas Futures Contracts when UNL issues shares as a result of a Creation Basket, as well as fees incurred when selling natural gas Futures Contracts and options on natural gas Futures Contracts when UNL redeems shares as a result of a Redemption Basket. Such fees are also incurred when natural gas Futures Contracts and options on natural gas Futures Contracts are purchased or redeemed for the purpose of rebalancing the portfolio. UNL also incurs commissions to brokers for the purchase and sale of natural gas Futures Contracts, Other Natural Gas-Related Investments or short-term obligations of the United States of two years or less (“Treasuries”).

	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016
Total commissions accrued to brokers	$1,334	$2,209	$3,451
Total commissions as annualized percentage of average total net assets	0.02%	0.02%	0.03%
Commissions accrued as a result of rebalancing	$823	$1,605	$3,305
Percentage of commissions accrued as a result of rebalancing	61.69%	72.66%	95.77%
Commissions accrued as a result of creation and redemption activity	$511	$604	$146
Percentage of commissions accrued as a result of creation and redemption activity	38.31%	27.34%	4.23%

The decrease in total commissions accrued to brokers for the year ended December 31, 2018, compared to the year ended December 31, 2017, was due primarily to a lower number of natural gas futures contracts being held and traded. The decrease in total commissions accrued to brokers for the year ended December 31, 2017, compared to the year ended December 31, 2016, was due primarily to lower number of futures contracts being held and traded. However, there can be no assurance that commission costs and portfolio turnover will not cause commission expenses to rise in future quarters.

NYMEX Licensing Agreement

UNL and the NYMEX entered into a licensing agreement on December 4, 2007, as amended on October 20, 2011, whereby UNL was granted a non-exclusive license to use certain of the NYMEX’s settlement prices and service marks. Under the licensing agreement, UNL and the Related Public Funds, other than BNO, USCI, CPER, USAG, USOU and USOD, pay the NYMEX an asset-based fee for the license, the terms of which are described in Note 3. UNL expressly disclaims any association with the NYMEX or endorsement of UNL by the NYMEX and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of the NYMEX.

NOTE 5 — FINANCIAL INSTRUMENTS, OFF-BALANCE SHEET RISKS AND CONTINGENCIES

UNL may engage in the trading of futures contracts, options on futures contracts, cleared swaps and OTC swaps (collectively, “derivatives”). UNL is exposed to both market risk, which is the risk arising from changes in the market value of the contracts, and credit risk, which is the risk of failure by another party to perform according to the terms of a contract.

UNL may enter into futures contracts, options on futures contracts and cleared swaps to gain exposure to changes in the value of an underlying commodity. A futures contract obligates the seller to deliver (and the purchaser to accept) the future delivery of a specified quantity and type of a commodity at a specified time and place. Some futures contracts may call for physical delivery of the asset, while others are settled in cash. The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. Cleared swaps are agreements that are eligible to be cleared by a clearinghouse, e.g., ICE Clear Europe, and provide the efficiencies and benefits that centralized clearing on an exchange offers to traders of futures contracts, including credit risk intermediation and the ability to offset positions initiated with different counterparties.

The purchase and sale of futures contracts, options on futures contracts and cleared swaps require margin deposits with an FCM. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities.

Futures contracts, options on futures contracts and cleared swaps involve, to varying degrees, elements of market risk (specifically commodity price risk) and exposure to loss in excess of the amount of variation margin. The face or contract amounts reflect the extent of the total exposure UNL has in the particular classes of instruments. Additional risks associated with the use of futures contracts are an imperfect correlation between movements in the price of the futures contracts and the market value of the underlying securities and the possibility of an illiquid market for a futures contract. Buying and selling options on futures contracts exposes investors to the risks of purchasing or selling futures contracts.

All of the futures contracts held by UNL through December 31, 2018 were exchange-traded. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with OTC swaps since, in OTC swaps, a party must rely solely on the credit of its respective individual counterparties. However, in the future, if UNL were to enter into non-exchange traded contracts, it would be subject to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any, on the transaction. UNL has credit risk under its futures contracts since the sole counterparty to all domestic and foreign futures contracts is the clearinghouse for the exchange on which the relevant contracts are traded. In addition, UNL bears the risk of financial failure by the clearing broker.

UNL’s cash and other property, such as Treasuries, deposited with an FCM are considered commingled with all other customer funds, subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited. The insolvency of an FCM could result in the complete loss of UNL’s assets posted with that FCM; however, the majority of UNL’s assets are held in investments in Treasuries, cash and/or cash equivalents with UNL’s custodian and would not be impacted by the insolvency of an FCM. The failure or insolvency of UNL’s custodian, however, could result in a substantial loss of UNL’s assets.

USCF invests a portion of UNL’s cash in money market funds that seek to maintain a stable per share NAV. UNL is exposed to any risk of loss associated with an investment in such money market funds. As of December 31, 2018 and December 31, 2017, UNL held investments in money market funds in the amounts of $1,600,000 and $2,500,000, respectively. UNL also holds cash deposits with its custodian. Pursuant to a written agreement with BBH&Co., uninvested overnight cash balances are swept to offshore branches of U.S. regulated and domiciled banks located in Toronto, Canada; London, United Kingdom; Grand Cayman, Cayman Islands; and Nassau, Bahamas; which are subject to U.S. regulation and regulatory oversight. As of December 31, 2018 and December 31, 2017, UNL held cash deposits and investments in Treasuries in the amounts of $4,163,922 and $6,418,876, respectively, with the custodian and FCM. Some or all of these amounts may be subject to loss should UNL’s custodian and/or FCM cease operations.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, UNL is exposed to market risk equal to the value of futures contracts purchased and unlimited liability on such contracts sold short. As both a buyer and a seller of options, UNL pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option.

UNL’s policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures. In addition, UNL has a policy of requiring review of the credit standing of each broker or counterparty with which it conducts business.

The financial instruments held by UNL are reported in its statements of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

NOTE 6 — FINANCIAL HIGHLIGHTS

The following table presents per share performance data and other supplemental financial data for the years ended December 31, 2018, 2017 and 2016 for the shareholders. This information has been derived from information presented in the financial statements.

	Year ended December 31, 2018	Year ended December 31, 2017	Year ended December 31, 2016
Per Share Operating Performance:
Net asset value, beginning of year	$9.26	$11.75	$9.72
Total income (loss)	1.09	(2.40)	2.12
Net expenses	(0.09)	(0.09)	(0.09)
Net increase (decrease) in net asset value	1.00	(2.49)	2.03
Net asset value, end of year	$10.26	$9.26	$11.75

Total Return	10.80%	(21.19)%	20.88%

Ratios to Average Net Assets
Total income (loss)	9.73%	(29.05)%	21.94%
Management fees	0.75%	0.75%	0.75%
Total expenses excluding management fees*	1.08%	0.74%	0.90%
Expenses waived	(0.93)%	(0.59)%	(0.75)%
Net expenses excluding management fees	0.15%	0.15%	0.15%
Net income (loss)	8.83%	(29.95)%	21.04%

Total returns are calculated based on the change in value during the period. An individual shareholder’s total return and ratio may vary from the above total returns and ratios based on the timing of contributions to and withdrawals from UNL.

NOTE 7 - QUARTERLY FINANCIAL DATA (Unaudited)

The following summarized (unaudited) quarterly financial information presents the results of operations and other data for the three-month periods ended March 31, June 30, September 30 and December 31, 2018 and 2017.

	First Quarter 2018	Second Quarter 2018	Third Quarter 2018	Fourth Quarter 2018
Total Income (Loss)	$68,119	$144,125	$(21,437)	$434,163
Total Expenses	35,055	29,326	25,180	28,222
Expense Waivers	(17,762)	(15,329)	(11,999)	(14,866)
Net Expenses	17,293	13,997	13,181	13,356
Net Income (Loss)	$50,826	$130,128	$(34,618)	$420,807
Net Income (Loss) per Share	$0.03	$0.20	$(0.04)	$0.81

	First Quarter 2017	Second Quarter 2017	Third Quarter 2017	Fourth Quarter 2017
Total Income (Loss)	$(1,880,112)	$(536,427)	$9,809	$(645,188)
Total Expenses	45,520	33,306	40,970	36,482
Expense Waivers	(15,053)	(9,907)	(19,588)	(17,165)
Net Expenses	30,467	23,399	21,382	19,317
Net Income (Loss)	$(1,910,579)	$(559,826)	$(11,573)	$(664,505)
Net Income (Loss) per Share	$(1.10)	$(0.63)	$(0.01)	$(0.75)

NOTE 8 — FAIR VALUE OF FINANCIAL INSTRUMENTS

UNL values its investments in accordance with Accounting Standards Codification 820 – Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurement. The changes to past practice resulting from the application of ASC 820 relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurement. ASC 820 establishes a fair value hierarchy that distinguishes between: (1) market participant assumptions developed based on market data obtained from sources independent of UNL (observable inputs) and (2) UNL’s own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs). The three levels defined by the ASC 820 hierarchy are as follows:

Level I – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level II – Inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly. Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level III – Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

In some instances, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety.

The following table summarizes the valuation of UNL’s securities at December 31, 2018 using the fair value hierarchy:

At December 31, 2018	Total	Level I	Level II	Level III
Short-Term Investments	$5,577,527	$5,577,527	$—	$—
Exchange-Traded Futures Contracts
United States Contracts	(46,103)	(46,103)	—	—

During the year ended December 31, 2018, there were no transfers between Level I and Level II.

The following table summarizes the valuation of UNL’s securities at December 31, 2017 using the fair value hierarchy:

At December 31, 2017	Total	Level I	Level II	Level III
Short-Term Investments	$7,683,698	$7,683,698	$—	$—
Exchange-Traded Futures Contracts
United States Contracts	(568,922)	(568,922)	—	—

During the year ended December 31, 2017, there were no transfers between Level I and Level II.

Effective January 1, 2009, UNL adopted the provisions of Accounting Standards Codification 815 — Derivatives and Hedging, which require presentation of qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts and gains and losses on derivatives.

Fair Value of Derivative Instruments

Derivatives not Accounted for as Hedging Instruments	Statements of Financial Condition Location	Fair Value At December 31, 2018	Fair Value At December 31, 2017
Futures - Commodity Contracts	Assets	$(46,103)	$(568,922)

The Effect of Derivative Instruments on the Statements of Operations

		For the year ended December 31, 2018		For the year ended December 31, 2017		For the year ended December 31, 2016
Derivatives not Accounted for as Hedging Instruments	Location of Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income
Futures - Commodity Contracts	Realized gain (loss) on closed positions	$(11,739)		$229,715		$(2,271,270)

	Change in unrealized gain (loss) on open positions		$522,819		$(3,364,926)		$5,217,980

NOTE 9 - RECENT ACCOUNTING PRONOUNCEMENTS

In August 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2015-14, Revenue from Contracts with Customers, modifying ASU 2014-09. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This standard became effective for fiscal years beginning after December 15, 2017, and interim periods within those annual periods. There were no material impacts to the Fund’s financial statements upon adoption.

New Accounting Pronouncements

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash” (“ASU 2016-18”), which amends ASC 230 to provide guidance on the classification and presentation of changes in restricted cash and restricted cash equivalents on the statement of cash flows. The ASU is effective for annual periods beginning after December 15, 2017, and interim periods within those annual periods. At this time, management has evaluated the implications of these changes on the financial statements and adopted with no material impact.

NOTE 10 — SUBSEQUENT EVENTS

UNL has performed an evaluation of subsequent events through the date the financial statements were issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.